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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DOUBLE HULL TANKERS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands (State of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

26 New Street St. Helier, Jersey Channel Islands (Address of Principal Executive Offices)	JE23RA (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.    ☐

        Securities Act registration statement file number to which this form relates:    333-128460

        Securites to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class To Be So Registered:	Name Of Each Exchange On Which Each Class Is To Be Registered:
Common Stock, par value $0.01 per share	New York Stock Exchange

        Securites to be registered pursuant to Section 12(g) of the Exchange Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
None	N/A

Item 1. Description of Registrant's Securities to be Registered

        A description of the Registrant's Common Stock, par value $0.01 per share, is set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form F-1 (Reg. No. 333-128460), filed with the Securities and Exchange Commission, to which this Form 8-A relates, which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit	Description
1.	Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, as amended).
2.	Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, as amended).
3.	Registrant's Registration Rights Agreement (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form F-1, as amended).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 2005

DOUBLE HULL TANKERS, INC.
By	/s/ OLE JACOB DIESEN Name: Ole Jacob Diesen Title: Chief Executive Officer

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